UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2018

LGI HOMES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36126	46-3088013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1450 Lake Robbins Drive, Suite 430, The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 362-8998

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

On June 19, 2018, LGI Homes, Inc. (the “Company”) entered into that certain First Amendment dated as of June 19, 2018 (the “First Amendment”) by and among the Company, the Lenders (as herein defined) party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), which amends that certain Third Amended and Restated Credit Agreement dated as of May 25, 2018 (the “Third A&R Credit Agreement”) by and among the Company, each of the financial institutions (the “Lenders”) party thereto, the Administrative Agent, Wells Fargo Securities, LLC, as sole lead arranger and sole bookrunner, and Fifth Third Bank and U.S. Bank, National Association, as documentation agents. Capitalized terms not defined in this Current Report on Form 8-K (this “Current Report”) shall have the meanings given to such terms in the Third A&R Credit Agreement.
The First Amendment amends certain definitions in the Third A&R Credit Agreement such that, upon the issuance of Senior Notes Indebtedness, if any, (i) the Revolving Commitment will be reduced from $750,000,000 to the lesser of $450,000,000 or the amount permitted by the Senior Notes Indenture and (ii) the Leverage Ratio that would result in a Trigger Event will be increased from 57.5% to 60%. The First Amendment also amended a financial covenant of the Third A&R Credit Agreement such that, upon the issuance of Senior Notes Indebtedness, the maximum Leverage Ratio will increase from 60% to 64%. The First Amendment does not change such definitions or such financial covenant prior to an issuance of Senior Notes Indebtedness, if any. All other terms of the Third A&R Credit Agreement remain unchanged.
The description of the material terms of the First Amendment set forth above is qualified in its entirety by reference to the First Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference. A copy of the Third A&R Credit Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 29, 2018.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of         a Registrant.
The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.
Item 9.01    Financial Statements and Exhibits.
(d)        Exhibits.

10.1
First Amendment to the Third Amended and Restated Credit Agreement, dated as of June 19, 2018, by and among LGI Homes, Inc., the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LGI Homes, Inc.

Date: June 21, 2018	By:	/s/ Eric T. Lipar
Eric T. Lipar
Chief Executive Officer and Chairman of the Board